                                                                      EXHIBIT 12

                  PHILIP MORRIS COMPANIES INC. AND SUBSIDIARIES
               Computation of Ratios of Earnings to Fixed Charges
                            (in millions of dollars)

                                -----------------

                                                                  Three Months Ended
                                                                    March 31, 2002
                                                                    --------------
Earnings before income taxes and minority interest                       $3,878

Add (deduct):
Equity in net earnings of less than 50% owned affiliates                    (56)
Dividends from less than 50% owned affiliates                                22
Fixed charges                                                               400
Interest capitalized, net of amortization                                     3
                                                                         ------

Earnings available for fixed charges                                     $4,247
                                                                         ======

Fixed charges:
Interest incurred:
   Consumer products                                                     $  331
   Financial services                                                        24
                                                                         ------

                                                                            355

Portion of rent expense deemed to represent interest factor                  45
                                                                         ------

Fixed charges                                                            $  400
                                                                         ======

Ratio of earnings to fixed charges                                         10.6
                                                                         ======

                                                                      EXHIBIT 12

                  PHILIP MORRIS COMPANIES INC. AND SUBSIDIARIES
               Computation of Ratios of Earnings to Fixed Charges
                            (in millions of dollars)

                                -----------------

                                                       For the Years Ended December 31,
                                           ----------------------------------------------------------

                                             2001        2000        1999        1998        1997
                                           --------    --------    --------    --------    --------
Earnings before income taxes, minority
   interest and cumulative effect of
   accounting change                        $14,284     $14,087     $12,821     $ 9,215     $10,698

Add (deduct):
 Equity in net earnings of less than 50%
   owned affiliates                            (228)       (228)       (197)       (195)       (207)
 Dividends from less than 50% owned
   affiliates                                    29          70          56          70         138
 Fixed charges                                1,945       1,348       1,363       1,386       1,438
 Interest capitalized, net of
   amortization                                  10           7          (2)         (5)        (16)
                                            -------     -------     -------     -------     -------

Earnings available for fixed charges        $16,040     $15,284     $14,041     $10,471     $12,051
                                            =======     =======     =======     =======     =======

Fixed charges:
 Interest incurred:
   Consumer products                        $ 1,665     $ 1,087     $ 1,118     $ 1,166     $ 1,224
   Financial services                           102         114          89          77          67
                                            -------     -------     -------     -------     -------

                                              1,767       1,201       1,207       1,243       1,291

 Portion of rent expense deemed to
   represent interest factor                    178         147         156         143         147
                                            -------     -------     -------     -------     -------

Fixed charges                               $ 1,945     $ 1,348     $ 1,363     $ 1,386     $ 1,438
                                            =======     =======     =======     =======     =======

Ratio of earnings to fixed charges              8.2        11.3        10.3         7.6         8.4
                                            =======     =======     =======     =======     =======
